Exhibit 3

FORM OF

ASSIGNMENT OF STOCK

THIS ASSIGNMENT OF STOCK (this “Agreement”) is made and entered into as of [—], by and between H. Wayne Huizenga (“Assignor”) and [—] (“Assignee”).

RECITALS

WHEREAS, Assignor is the owner and holder of [—] shares of common stock, par value $.01 per share (the “Shares”), of Swisher International, Inc., a Nevada corporation (the “Company”); and

WHEREAS, Assignor wishes to convey [—] Shares (the “Conveyed Shares”) to Assignee.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Recitals. The recitals contained hereinabove are acknowledged by the parties as being true and correct and are incorporated by reference herein.

2. Assignment. Assignor hereby assigns, sells, conveys, transfers and sets over unto Assignee, its successors and assigns, all right, title and interest of Assignor in and to the Conveyed Shares, free and clear of all liens, claims, charges and encumbrances, other than any encumbrances arising from security interests granted by Assignee to Assignor in connection with the conveyance of the Conveyed Shares, as more fully set forth herein. Assignor hereby represents and warrants to Assignee that (i) Assignor is the sole legal and beneficial owner of the Conveyed Shares, (ii) Assignor owns the Conveyed Shares free and clear of all liens, claims, charges and encumbrances, and (iii) Assignor has the full power and authority to assign, sell, convey, transfer and set over to Assignee all of Assignor’s right, title and interest in and to the Conveyed Shares, and no approval or consent of any person, court or other governmental authority or agency is required in connection with this Agreement.

3. Consideration. As consideration for the assignment of the Conveyed Shares Assignee has executed and delivered to Assignor a Secured Promissory Note (Non-Recourse), in the amount of $[—] the form of which is attached hereto as Exhibit A. As security therefore, Assignee has executed and delivered to Assignor a Stock Pledge Agreement, the form of which is attached hereto as Exhibit B.

4. General Provisions.

(a) Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and the transactions contemplated herein, and supersedes all prior understandings and agreements (oral and written) of the parties with respect to the subject matter hereof.

(b) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

(c) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed in that State. Venue of any action arising out of this Agreement shall lie exclusively in Broward County, Florida.

(d) Further Actions. Assignor agrees to execute such addition documents, stock powers and letters of direction as may be necessary to effect the assignment contemplated hereby.

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IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the date first above written.

ASSIGNOR:	ASSIGNEE:

H. Wayne Huizenga	[—]

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Exhibit A

FORM OF

NON-RECOURSE SECURED PROMISSORY NOTE

Fort Lauderdale, Florida

$[—]	[—]

FOR VALUE RECEIVED, [—] (“Maker”), hereby promises to pay to the order of H. WAYNE HUIZENGA (“Holder”), at such place as Holder may designate in writing, the principal sum of [—] Dollars and [—] Cents ($[—]), in lawful money of the United States of America, together with interest from the date hereof on the unpaid principal balance thereof from time to time outstanding at the per annum rate equal to the Applicable Federal Rate (short term), adjusted monthly.

1. Stock Purchase. This Promissory Note (this “Note”) is issued in connection with that certain Assignment of Stock Agreement dated as of the date hereof between Maker and Holder (the “Assignment Agreement”), pursuant to which Holder has assigned to Maker all right title and interest in and to [—] shares of common stock, $0.01 par value, or Swisher International, Inc., a Nevada corporation (the “Shares”).

2. Payment. Principal, together with accrued interest on the unpaid balance of this Note, shall be payable upon the sale of the Shares (as defined below) (the “Maturity Date”). This Note may be prepaid in whole or in part at any time prior to the Maturity Date without premium or penalty. All payments made hereunder shall be credited first to interest and then to principal.

3. Security Interest. As an inducement for Holder to loan Maker the principal sum of this Non-Recourse Secured Promissory Note, Maker hereby grants to Holder as security for the prompt and complete payment, observance and performance of this Note, a continuing security interest in all of Maker’s right, title and interest in and to all of the Shares transferred to Holder by Maker pursuant to that certain Pledge Agreement entered into as of the date hereof. Holder shall retain possession of such Shares until the Note is fully satisfied. Maker shall cooperate with Holder to (i) perfect a security interest in the Shares; and (ii) take such other steps as Holder may from time to time reasonably request to maintain Holder’s security interest in the Shares.

4. Default. Upon the occurrence of any failure by Maker to comply with its payment or other material obligations hereunder, at the option of Holder, Maker shall be in default hereunder and, unless such default has been cured within fifteen (15) days after receipt of written notice by Maker of such default, all of the obligations of Maker under this Note (including but not limited to the payment of all accrued and unpaid interest and the entire outstanding principal balance) shall become immediately due and payable, without further notice or demand by Holder. In addition, during any period of default hereunder which shall last beyond thirty (30) days following Maker’s receipt from Holder of written notice specifying such default, the interest rate on all amounts of accrued and unpaid interest and the outstanding principal balance shall be the maximum rate permitted by applicable law in lieu of the interest rate set forth in the first paragraph hereof (the “Default Interest”). The Default Interest shall begin to accrue on the aforementioned 30th day. Upon a default by Maker under this Note,

Maker shall, in addition to all other amounts due under this Note, pay on demand, all costs of collection and reasonable attorneys’ fees and courts costs paid or incurred by Holder in enforcing this Note.

5. Non-Recourse. The obligations of Maker under this Note are non-recourse obligations and any recovery against Maker hereunder shall be limited solely to Maker’s interest in the Shares. No other property or assets of Maker shall be subject to any levy, execution or other enforcement proceedings for the satisfaction of any of the remedies of Holder under this Note or for the payments required hereunder.

6. Remedies; No Waiver of Holder. The remedies of Holder as provided herein shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Holder, including specifically any failure to exercise any right, remedy or recourse, shall be effective unless it is set forth in a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

7. Waiver; Agreement; Consent of Maker. Maker hereby (a) waives demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, in enforcing any of the security rights or in proceeding against any security which may be pledged to secure this Note; (b) agrees that Holder shall not be required first to institute any suit, or to exhaust its remedies against Maker, or any other person or party to become liable hereunder or against any security which may be pledged to secure this Note, in order to enforce payment of this Note; (c) consents to any extension, rearrangement, renewal or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice, consent or consideration to any of the foregoing; and (d) agrees to pay any present or future stamp or documentary taxes, if any, or any other excise taxes, charges or similar levies that arise from any payment made under this Note or from the execution, delivery or registration of, or otherwise with respect to this Note (“Taxes”). Maker shall indemnify Holder for the full amount of such Taxes (but excluding income taxes) paid by Holder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

8. Governing Law. This Note shall be construed and enforced in accordance with the laws of the State of Florida without regard to conflicts of law principles.

Signature Appears on Following Page

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IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

MAKER:

[—]

STATE OF FLORIDA	)
) ss:
COUNTY OF BROWARD	)

The foregoing instrument was acknowledged before me this             day of                     , [—] by [—]. He is personally known to me or has produced                     (type of identification) as identification.

NOTARY PUBLIC, STATE OF FLORIDA

(Print, Type or Stamp Commissioned Name of Notary Public)

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Exhibit B

FORM OF

STOCK PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”) is entered into as of [—], by and between [—], as pledgor (“Pledgor”) and H. WAYNE HUIZENGA and his assigns, as pledgee (“Pledgee”).

RECITALS

WHEREAS, Pledgee has agreed, upon the terms and conditions set forth in a Promissory Note dated as of the date hereof in the principal amount of $[—] (the “Note”), to extend a loan to Pledgor pursuant to the terms of the Note;

WHEREAS, pursuant to an Assignment of Stock agreement between Pledgee and Pledgor, Pledgor has acquired from Pledgee, and is the owner of [—] shares of common stock, $.01 par value, of Swisher International, Inc., a Nevada corporation (“Swisher”), (the “Pledged Interests”);

WHEREAS, to secure the payment of Pledgor’s obligations under the Note in favor of Pledgee, Pledgor has agreed to pledge to Pledgee the Pledged Interests pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

TERMS OF AGREEMENT

1. Incorporation of Recitals By Reference. Pledgor represents that the recitals to this Agreement are true and correct and agrees that such recitals are hereby incorporated into and made a part of this Agreement.

2. Pledge. Pledgor hereby pledges, grants a security interest in, hypothecates, mortgages, assigns, transfers, delivers, deposits, sets over and confirms unto Pledgee and their assigns, the following (collectively, the “Pledged Collateral”), the Pledged Interests and the certificates representing the Pledged Interests. This Agreement secures, and the Pledged Collateral is security for, the payment and performance of all the obligations under or pursuant to the Note (the “Secured Obligations”).

3. Delivery. Pledgor shall deliver to Pledgee certificates representing the Pledged Interests, together with stock powers, duly endorsed in blank for transfer, following execution of this Agreement, when issued to Pledgor by Swisher. Pledgee shall hold the Pledged Interests as security for the payment and performance of the Secured Obligations and shall not encumber or dispose of the Pledged Interests in any manner whatsoever, except as provided herein.

4. Pledgor’s Representations, Warranties and Covenants. Pledgor represents and warrants that: (a) Pledgor owns the Pledged Collateral free and clear of all pledges, liens,

charges and encumbrances (except for the pledge provided for herein); (b) Pledgor has the right to pledge the Pledged Collateral pursuant to the terms of this Agreement; and (c) Pledgor has obtained all applicable consents to the pledge provided for herein and waivers of rights of first refusal or other restrictions on transfer applicable to the pledge provided for herein pursuant to any shareholder agreements, charter documents or other agreements by which Pledgor is bound; and (d) Pledgor shall not cause or permit (i) the Pledged Collateral or any interest therein to be disposed of or encumbered or (ii) Pledgor’s interests in any of the Companies to be diluted.

5. No Waiver. This Agreement shall not be affected by and Pledgor shall not be released from his obligations to Pledgee under this Agreement on account of any indulgence, extension or change in the form, maturity or otherwise, of the Secured Obligations, nor by want of presentment, notice, protest or suit on the Secured Obligations. No failure on Pledgee’s part to exercise, or delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Pledgee of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

6. Event of Default. Upon an “Event of Default” (as such term is defined in the Note), Pledgee may, at his option, immediately exercise any or all of his rights under or pursuant to this Agreement.

7. Voting Power. Unless and until an Event of Default has occurred, Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral for all purposes not inconsistent with the terms of this Agreement. If an Event of Default has occurred, whether or not Pledgee has exercised any available option to declare the Secured Obligations due and payable in full or has sought any other relief or remedy available under this Agreement, the Note or applicable law:

(a) Pledgee shall forthwith, without further act on the part of any person, have the sole and exclusive right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral and shall exercise such powers in any manner as Pledgee, in its sole discretion, determines to be necessary, appropriate or advisable; and

(b) Pledgor shall, if Pledgee so requests in writing, execute and deliver to Pledgee such other and additional powers, authorizations, proxies, or other documents as Pledgee may reasonably request to secure to Pledgee the rights, powers and authorities intended to be conferred upon Pledgee by this Section 7.

8. Disposition of Pledged Collateral After an Event of Default. If an Event of Default occurs, Pledgee may, in his sole discretion, without any further demand, notice or advertisement (except as otherwise provided below) do any of the following:

(a) Sell any or all of the Pledged Collateral, or any portion thereof, in one or more public or private sales conducted by an officer or agent of, or any auctioneer or attorney for, Pledgee for cash, upon credit or for future delivery, and at such price or prices as Pledgee shall, in its sole discretion, determine. Pledgee may be the purchaser of any or all of the Pledged

Collateral so sold. At any sale, Pledgee may, in his sole discretion, restrict the potential bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the person(s) making such purchases represent and agree, to Pledgee’s satisfaction, that they are purchasing the Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale of such Pledged Collateral. Upon any such sale, Pledgee shall have the right to deliver, assign and transfer the Pledged Collateral to the purchaser(s). Each purchaser at any such sale (including Pledgee, if applicable) shall hold the Pledged Collateral so sold free from any claim or right of any kind (including, without limitation, any equity or right of redemption) of Pledgor, which Pledgor hereby specifically waives, to the extent he may lawfully do so under any rule of law or statute now existing or hereafter adopted. Pledgee shall give Pledgor ten (10) days’ written notice of any such public or private sale of the Pledged Collateral. In the case of a public sale, the notice shall state the time and place fixed for such sale, as determined by Pledgee in his sole discretion, at which sale the Pledged Collateral may be sold in one lot as an entirety or in separate lots. Pledgee shall not, however, be obligated to make any sale pursuant to any such notice. Pledgee may, without notice or publication, adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, or any adjourned date of sale, and any such sale may be made at any time and place to which the same may be so adjourned. In the case of any sale of all or any part of the Pledged Collateral on credit or for future delivery, the Pledged Collateral so sold shall be retained by Pledgee until the selling price is paid in full by the purchaser thereof. Pledgee shall not be liable in the case of the failure of any purchaser to take up and pay for the Pledged Collateral so sold. In the case of any such failure, the Pledged Collateral may again be sold under the terms and conditions of this Section 8.

(b) Proceed by a suit or suits at law or in equity to foreclose this Agreement and sell any or all of the Pledged Collateral, or any portion thereof, under a judgment or decree of a court of competent jurisdiction.

(c) Exercise all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of Florida, or under other applicable law, all of which rights and remedies shall be cumulative and none of which shall be exclusive, to the extent permitted by law.

(d) Transfer any or all of the Pledged Collateral, or any portion thereof, on the books of each of the respective Companies to the name of Pledgee free and clear of any restrictions imposed by this Agreement.

9. Execution of Conveyances. As Pledgor’s attorney-in-fact (pursuant to Section 12 hereof), Pledgee may, in the name and stead of Pledgor, make and execute all conveyances, assignments and transfers of the Pledged Collateral to be sold pursuant to this Agreement. Pledgor hereby ratifies and confirms all that Pledgee, as such attorney-in-fact, shall do under and by virtue of this Agreement. Notwithstanding the foregoing, Pledgor shall, if so requested by Pledgee, ratify and confirm any sale(s) of the Pledged Collateral by executing and delivering to Pledgee or the purchaser(s) of such Pledged Collateral, any document or instrument as may, in Pledgee’s judgment, be necessary or advisable for that purpose.

10. Receipt of Sale Proceeds. The receipt of Pledgee for the purchase money paid at any sale of Pledged Collateral under this Agreement shall be sufficient discharge therefor to any purchaser(s) of such Pledged Interest. No purchaser (or his or its representatives or assigns), after paying such purchase money and receiving such receipt, shall be bound to see the application of such purchase money or any part thereof, or be answerable in any manner whatsoever for any loss, misapplication or non-application of any such purchase money, or to inquire as to the authorization, necessity, expediency or regularity of any such sale.

11. Application of Sale Proceeds. The proceeds of any sale or collection of all or any part of the Pledged Collateral shall be applied by Pledgee without the necessity of any marshaling of assets, in the following order:

(a) To the payment of all of the costs and expenses of such sale, including, without limitation, reasonable compensation to Pledgee’s agents, attorneys and representatives, and all other expenses, liabilities, and advances made or incurred by Pledgee in connection with such sale;

(b) To the payment in full of the Secured Obligations, and all other obligations of Pledgor, if any, under this Agreement or the Note; and

(c) To the payment to Pledgor, its successors and assigns, or to whomever shall be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus remaining from such sale proceeds after all payments to be made under subsections (a) and (b) of this Section 11 shall have been made.

12. Pledgee Appointed Attorney-In-Fact; Indemnity. Pledgee, their heirs and assigns, is hereby appointed Pledgor’s attorney-in-fact, effective upon the occurrence of an Event of Default, with full power of substitution for the purposes of carrying out the provisions of, and taking any actions and executing any instruments deemed necessary or advisable to accomplish the purposes of, this Agreement. Pledgee’s appointment as Pledgor’s attorney-in-fact is irrevocable and is coupled with an interest. Pledgor shall indemnify and hold harmless Pledgee from and against any loss, claim, liability, expense or damage that he may incur in the exercise and performance of any of Pledgee’s powers and duties under this Agreement.

13. Termination. When the Secured Obligations have been paid in full, this Agreement shall terminate and Pledgee shall transfer, assign and deliver to Pledgor or its designee(s), without representation, warranty or recourse, all Pledged Collateral then held by them in pledge, together with all stock powers, assignments of membership interest and other instruments related thereto.

14. Further Assurances. Pledgor hereby agrees to execute and deliver, from time to time hereafter, to Pledgee any and all further documents or instruments as Pledgee may reasonably request in order to effect the purposes and carry out the provisions of this Agreement. In the event that at any time hereafter, due to a change in circumstances (including, without limitation, any changes in applicable law or any decision hereafter made by a court of competent jurisdiction construing applicable law), it is, in the opinion of counsel for Pledgee, necessary or desirable to file or record this Agreement or any financing statement regarding Pledgor’s pledge of the Pledged Collateral or the assignments made hereunder, Pledgor agrees to execute and deliver any instruments that may be necessary or appropriate to make such filing or recording effective.

15. Benefit. This Agreement shall be binding upon Pledgor, its successors and assigns. This Agreement is for the benefit of Pledgee and all future obligees of the Secured Obligations and their respective heirs, successors and assigns.

16. Waiver, Modification or Cancellation. Any waiver, alteration or modification of any of the provisions of this Agreement, or cancellation or replacement of the same, shall not be valid unless made in writing and signed by the parties hereto.

17. Choice of Law. The validity of this Agreement or any of its terms, covenants and conditions, as well as the rights and duties of the parties hereunder, shall be interpreted and construed pursuant to and in accordance with the laws of the State of Florida, without regard to its conflict of laws principles.

18. Notices. Any notice required or permitted under this Agreement shall be made in accordance with the applicable notice provisions of the Note.

19. Entire Agreement. This Agreement and the Note contain the entire understanding and agreement of the parties with respect to the subject matters set forth herein or therein, superseding any and all prior agreements, written or oral, between the parties regarding the same subject matter. Each party to this Agreement acknowledges that no representations, warranties, covenants, inducements, promises or statements (whether oral or written) have been made by any party hereto or anyone acting on behalf of any party hereto which are not embodied herein or in the Note. Each party hereto agrees that no other agreement, covenant, representation, warranty, inducement, promise or statement with respect to the subject matter hereof, if not set forth herein in writing or in the Note, shall be valid or binding. Any breach by Pledgor of the Note shall constitute a breach by Pledgor of this Agreement and any breach by Pledgor of this Agreement shall constitute a breach by Pledgor of the Note.

20. Captions and Headings. The captions and headings of the paragraphs of this Agreement are inserted for convenience of reference only and are not to be construed in any way as a part of this Agreement.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

{Signatures on following page}

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

PLEDGOR:

By:
Name:
Title:

PLEDGEE:

H. Wayne Huizenga

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